SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 7, 2006

NANO-JET CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15321 Main Street NE

Suite 102

PO Box 5000 PMB

Duvall, WA 98019

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 788-9823

LFG International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Principal Executive Officers; Election of Directors; Appointment of Executive Officers

On October 31, 2006, Lyle Durham resigned his position as a member of the Board of Directors and as an officer of the Company. Mr. Durham has served as a Director and an officer since December, 2004. Mr. Durham has not served on any committee of the Board of Directors. There were no disagreements between the Company and Mr. Durham at the time of his resignation. The Company has provided a copy of the disclosures it is making under this Item 5.02 to Mr. Durham on or before the date this Report is filed with the Securities and Exchange Commission. The Company has requested that he furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if so, stating the respects in which he disagrees. Upon receipt of the letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO-JET CORP.

November 8, 2006                                    /s/ Ken Martin

Date                                                          Ken Martin, CEO